UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        March 15, 2017
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-36117 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054
(Address of Principal Executive Offices, including zip code)

        (856) 505-8800
(Registrant's Telephone Number, including area code)

       N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 15, 2017, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of inTEST Corporation (the "Company") approved the 2017 Executive Compensation Plan (the "Plan") for our President and Chief Executive Officer, Executive Vice President, and Secretary, Treasurer and Chief Financial Officer.

The components of the Plan include (i) base salary, (ii) short term incentive compensation in the form of a performance based bonus and (iii) long term incentive compensation in the form of equity compensation grants, all of which are described more fully below.

Base Salary: Base salaries for 2017 remain the same as for 2016 as follows:

Robert E. Matthiessen	$348,966
James Pelrin	$286,000
Hugh T. Regan, Jr.	$246,864

Short Term Incentive Compensation: Each executive officer will be eligible to receive a performance bonus payment upon satisfaction of the following weighted performance metrics during 2017:

        (i)    Achievement of the Company's Financial Goals - 50%
        (ii)   Completion of an Acquisition by the Company in 2017 - 30%
        (iii)  Achievement of individual goals for each executive officer - 20%

The performance bonus payment target percentages to be used in each executive officer's bonus calculation for 2017 are as follows:

Robert E. Matthiessen	60%
James Pelrin	55%
Hugh T. Regan, Jr.	55%

The amount of the executive officer's bonus may range from zero (if none of the performance metrics are satisfied) to an amount that may exceed the target performance bonus amounts (if the performance metrics achieved exceed targets).

Achievement of Financial Goals: A portion of each executive officer's performance bonus may be earned based upon the Company's achievement of net revenue and earnings before income tax amounts as compared to budgeted net revenue and earnings before income tax amounts for 2017. Each executive officer is eligible to earn this portion of the executive officer's performance bonus based upon the following matrix:

		Revenue v. Target
		<80%	80%	90%	100%	110%	120%
Pretax Profit v. Target	<80%	0%	0%	0%	0%	0%	0%
	80%	0%	50%	63%	75%	88%	100%
	90%	0%	63%	75%	88%	100%	113%
	100%	0%	75%	88%	100%	113%	125%
	110%	0%	88%	100%	113%	125%	138%
	120%	0%	100%	113%	125%	138%	150%

Completion of an Acquisition in 2017: A portion of each executive officer's performance bonus will be earned based upon the Company's consummation of an acquisition of a company or assets of a company in 2017. The acquired company or assets must have generated minimum trailing twelve months revenues of $5,000,000. In addition, the transaction must close in 2017 with the transfer of substantially all assets and/or stock of the target company to the Company completed in 2017.

Individual goals: Individual goals have been established for each of the executive officers consistent with our management objectives.

Long Term Incentive Compensation: The executive officers were awarded equity compensation grants consisting of restricted stock and incentive stock options as follows:

	Shares of Restricted Stock	Options to Purchase Shares of Common Stock
Robert E. Matthiessen	11,500	34,000
James Pelrin	11,500	34,000
Hugh T. Regan, Jr.	9,500	28,000

All restricted stock awards will vest in equal increments over four years. All incentive stock option awards will vest in equal increments over four years and will have an exercise price of $6.35, which was the closing price of the Company's common stock as listed on the NYSE-MKT on March 15, 2017. All equity awards are subject to the terms of the Company's 2014 Stock Plan and the Company's standard forms of Award Agreements.

A complete copy of the Plan is filed as Exhibit 10.1 hereto.

Item 8.01.  Other Events

On March 15, 2017, the Board of the Company approved the grant of restricted stock to our independent directors as follows:

Shares of Restricted Stock
Steven J. Abrams	7,500
Joseph W. Dews IV	7,500
William Kraut.	7,500

The above restricted stock awards will vest 25% upon issuance, and 25% on each of the following dates: June 30, 2017, September 30, 2017, and December 31, 2017, and are subject to the terms of the Company's 2014 Stock Plan and the Company's standard forms of Restricted Stock Award Agreement.

Item 9.01.  Financial Statements and Exhibits

A list of the Exhibits which are required by Item 601 of Regulation S-K and furnished with this Report is set forth in the Exhibit Index immediately following the signature page, which Exhibit Index is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
        Hugh T. Regan, Jr.
        Secretary, Treasurer and Chief Financial Officer

Date:   March 20, 2017

Exhibit Index

10.1   2017 Executive Officer Compensation Plan